UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2024
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Named Executive Officer Compensatory Awards.
The Corporate Governance and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Post Holdings, Inc. (the “Company” or “Post”) approved the grant of certain stock-based awards to its named executive officers on November 12, 2024.
The Committee approved awards of restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”) to its named executive officers, both of which were subject to the Board’s approval of the amendment and restatement of the Post Holdings, Inc. 2021 Long-Term Incentive Plan (the “2021 Plan,” and as amended and restated, the “A&R 2021 Plan”), which occurred on November 13, 2024, as discussed below. The following table sets forth the RSUs and the target number of PRSUs which were awarded:

Name	Position	RSUs	PRSUs
Robert V. Vitale	President and Chief Executive Officer	43,747	43,747
Matthew J. Mainer	Executive Vice President, Chief Financial Officer and Treasurer	11,749	11,749
Diedre J. Gray	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary	16,268	16,268
Jeff A. Zadoks	Executive Vice President and Chief Operating Officer	14,596	14,596
Nicolas Catoggio	President and Chief Executive Officer, Post Consumer Brands	15,845	15,845
Mark W. Westphal	President, Foodservice	14,277	14,277
The RSU awards identified above were made by the Committee through the use of a new form of RSU award agreement, which was approved by the Committee on November 12, 2024, as discussed below. Each of the RSU awards identified above vests in equal installments on the first, second and third anniversaries of the date of grant, subject to continued employment and to certain acceleration events as described in the award agreements. These RSU awards will be settled in shares of Post common stock, cash or other consideration, in each case, based on the fair market value of Post common stock on the applicable vesting date, in the discretion of the Committee. The foregoing description of the terms of these RSU awards does not purport to be complete and is qualified in its entirety by reference to the full text of the New RSU Form (as defined below).
The PRSU awards identified above were made by the Committee through the use of a new form of PRSU award agreement, which was approved by the Committee on November 12, 2024, as discussed below. The performance period for the PRSUs is from October 1, 2024 to September 30, 2027. The performance metric for these PRSUs is the Company’s total shareholder return (“TSR”) ranking compared to the TSR rankings of peer companies over a three-year period, with the following percentage vesting schedule:

Relative TSR Percentile Rank	Vesting Percentage (of Target)
≥85th	260%
75th	200%
50th	100%
25th	50%
<25th	0%
Vesting of the PRSUs would accelerate, in whole or in part, in certain events, as described in the award agreements. The PRSUs will be settled in shares of Post common stock, cash or other consideration, in each case, based on the fair market value of Post common stock on the applicable vesting date, in the discretion of the Committee. The foregoing description of the terms of these PRSUs does not purport to be complete and is qualified in its entirety by reference to the full text of the New PRSU Form (as defined below).
The above summary is qualified in all respects by the terms of the A&R 2021 Plan and the applicable award agreements, as discussed below.

(e) Amendment and Restatement of the 2021 Plan.
On November 13, 2024, the Board approved the A&R 2021 Plan. The A&R 2021 Plan reflects amendments to the 2021 Plan to primarily (i) increase the number of shares available for grant and (ii) extend the expiration date of the 2021 Plan to November 13, 2034. The primary purpose of amending and restating the 2021 Plan was to make more shares available for grants under the long-term incentive plan, and while the A&R 2021 Plan became effective upon approval by the Board, the increase in the number of shares available under the A&R 2021 Plan and extension of the expiration date are subject to the approval of the Company’s shareholders and will be described in and submitted to a shareholder vote pursuant to the Company’s definitive proxy statement, which will be filed with the Securities and Exchange Commission (the “SEC”) within 120 days after September 30, 2024 (the “Proxy Statement”). The foregoing description of the terms of the A&R 2021 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R 2021 Plan, which will be filed with the Proxy Statement.
(e) Approval of New Forms of Award Agreements.
On November 12, 2024, the Committee approved the forms of award agreements used for the RSU awards (the “New RSU Form”) and PRSU awards (the “New PRSU Form”) described above, the terms of each of which are described in connection with the respective awards identified above. Such descriptions of the terms of the New RSU Form and the New PRSU Form above do not purport to be complete and are each qualified in their entirety by reference to the full text of the New RSU Form and the New PRSU Form, each of which will be filed in accordance with the rules of the SEC.
In addition, on November 12, 2024, the Committee approved the form of RSU award used for named executive officer bonus awards for fiscal year 2024 made under the Senior Management Bonus Program (the “Bonus RSU Form”). Awards made on the Bonus RSU Form will be settled in shares of Post common stock, cash or other consideration, in each case, based on the fair market value of Post common stock on the applicable vesting date, in the discretion of the Committee, and vest on the first anniversary of the date of grant, generally subject to continued employment and to certain acceleration events as described in the award agreement. Such description of the Bonus RSU Form does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus RSU Form, which will be filed in accordance with the rules of the SEC.
Item 8.01.     Other Events.
On November 15, 2024, the Company announced that it intends to redeem the remaining balance of its outstanding 5.625% senior notes due 2028 (the “2028 Notes”), having an aggregate outstanding principal amount of $464.9 million, in accordance with the terms of the Indenture dated as of December 1, 2017, by and among the Company, each of the guarantors party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, Trustee, as supplemented by that certain First Supplemental Indenture dated as of January 30, 2018, that certain Second Supplemental Indenture dated as of July 5, 2018, that certain Third Supplemental Indenture dated as of February 19, 2021, that certain Fourth Supplemental Indenture dated as of September 14, 2022 and that certain Fifth Supplemental Indenture dated as of May 19, 2023. The Company will redeem the 2028 Notes at 100.938% of the principal amount thereof, plus the accrued and unpaid interest to, but excluding, the redemption date (the “Redemption Amount”), which the Company anticipates will be December 2, 2024.
The Company plans to fund the Redemption Amount with cash on hand, which includes net proceeds from the Company’s previously disclosed issuance on October 9, 2024 of $600.0 million in aggregate principal amount of its 6.250% senior notes due 2034.
A copy of the press release issued in connection with this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Redemption Announcement Press Release, dated November 15, 2024
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2024	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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